Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

We have issued our report dated June 18, 2009 with respect to the financial statements and supplemental schedule of the Johnson Outdoors Retirement and Savings Plan on Form 11-K for the years ended December 31, 2008 and 2007.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Johnson Outdoors, Inc. on Form S-8 (File No. 033-61285, effective July 25, 1995).

/s/ GRANT THORNTON LLP
Milwaukee, Wisconsin
June 18, 2009